Exhibit 99.1

Hatteras Financial Corp. Announces Second Quarter 2014 Financial Results

WINSTON-SALEM, N.C.--(BUSINESS WIRE)—July 22, 2014--Hatteras Financial Corp. (NYSE: HTS) (“Hatteras” or the “Company”) today announced financial results for the quarter ended June 30, 2014.

Second Quarter 2014 Highlights

•	GAAP net loss of ($0.19) per weighted average share
•	Core earnings of $0.63 per weighted average share
•	Dividend of $0.50 per common share
•	Quarter end book value of $22.23 per common share
•	GAAP leverage of 6.2 to 1
•	Effective leverage of 7.4 to 1
•	Weighted average constant prepayment rate (“CPR”) of 15.4 for the quarter

Second Quarter 2014 Results

During the quarter ended June 30, 2014, the Company had GAAP net loss of $(18.0) million, or $(0.19) per weighted average share, compared to net income of $11.3 million, or $0.12 per weighted average share during the quarter ended March 31, 2014.  The decrease in net income was primarily due to an increase in unrealized losses on the Company’s derivative instruments.  See Table 9 for further information.  For the quarter ended June 30, 2014, the Company had core earnings of $0.63 per weighted average share compared to $0.64 per weighted average share during the quarter ended March 31, 2014.  “Core earnings” represents a non-GAAP measure and is calculated as net interest margin, as adjusted for certain derivative impacts, and after deducting operating expenses and dividends on preferred stock.  Management believes core earnings is additional useful information of the Company’s performance and ability to earn distributable income, in light of, among other things, the discontinuation of hedge accounting for its interest rate swaps effective at the beginning of the fourth quarter of 2013.

Net interest margin for the quarter ended June 30, 2014 was $54.7 million, compared to $58.1 million for the quarter ended March 31, 2014.  The Company’s net interest spread was slightly lower at 1.18% for the second quarter of 2014 compared to 1.23% in the first quarter of 2014.  The yield on the Company’s agency securities was 2.10% in the second quarter compared to 2.20% in the first quarter as a rise in prepayments resulted in an increase in amortization expense in the second quarter.

The Company’s cost of funds decreased from 0.97% to 0.92% for the quarter ended June 30, 2014 compared to the previous quarter.  The Company’s average short-term financing rate decreased to 0.32% in the second quarter of 2014 from 0.35% in the first quarter of 2014.  The Company’s effective cost of funds, which includes certain interest rate swap adjustments, was unchanged at 1.09% for the current and prior quarters.  Operating expenses were relatively flat at $7.3 million in the current quarter as compared to $7.2 million in the previous quarter.  The total annualized expense ratio was 1.20% of average shareholders’ equity for the quarter ended June 30, 2014 as compared to 1.19% for the first quarter of 2014.

Dividend

The Company declared a dividend of $0.50 per share of common stock with respect to the quarter ended June 30, 2014, consistent with the quarter ended March 31, 2014.  Based on the closing share price of $19.81 on June 30, 2014, the second quarter dividend equates to an annualized yield of 10.1%.

Portfolio

The Company’s weighted average earning assets, consisting of residential mortgage securities issued primarily by Fannie Mae and Freddie Mac, were $20.4 billion for both the quarter ended June 30, 2014 and March 31, 2014.  The fair value of our earning assets as of June 30, 2014 and March 31, 2014 is summarized below.

(Dollars in thousands)	June 30, 2014			March 31, 2014
	% of Earning Assets	Market Value	Wtd. Avg. Coupon	% of Earning Assets	Market Value	Wtd. Avg. Coupon
ARM securities	82.6%	$16,191,002	2.79%	80.5%	$16,660,882	2.79%
15-year fixed securities	2.3%	460,218	3.50%	2.3%	477,074	3.50%
15-year dollar roll TBA securities	15.1%	2,962,617	3.04%	17.2%	3,551,765	3.41%
	100.0%	$19,613,837	2.84%	100.0%	$20,689,721	2.91%

The annualized yield on our average ARMs and 15-year fixed securities was 2.10% for the second quarter of 2014, compared to 2.20% for the first quarter.  The decrease in yield was due to the increase in premium amortization as our principal repayments increased.

At June 30, 2014, the Company owned 15-year TBA securities financed in the dollar roll market with a fair value of approximately $3.0 billion, as shown in the table above.  The Company accounts for TBA securities as derivative instruments and recognizes dollar roll gains and losses in other income (loss) in the Company's financial statements. As of June 30, 2014, the Company's net TBA securities had a cost basis of approximately $2.9 billion and a net carrying value of $13.2 million reported in derivative assets at fair value on the Company's balance sheet.  The Company uses dollar rolls as an alternative financing for its 15-year fixed-rate positions.

During the second quarter of 2014, the expense of amortizing the premium on the Company’s securities was $24.9 million, compared to $22.1 million during the first quarter.  The weighted-average principal repayment rate (scheduled and unscheduled principal payments as a percentage of the weighted-average portfolio, on an annualized basis) during the second quarter of 2014 was 20.4%, compared to 17.7% during the first quarter, indicating the extent that mortgage refinancing increased.  The Company’s weighted-average one-month CPR for the quarter ended June 30, 2014 was 15.4, as compared to 13.0 for the quarter ended March 31, 2014.  CPR measures unscheduled repayment rate as a percentage of principal on an annualized basis.

Portfolio Financing and Leverage

At June 30, 2014, the Company financed its portfolio with approximately $15.0 billion of borrowings under repurchase agreements.  The Company’s debt-to-shareholders’ equity ratio at June 30, 2014, was 6.2 to 1 compared to 6.3 to 1 at March 31, 2014.  The Company’s effective leverage, which includes the effects of TBA dollar roll financing, was 7.4 to 1 at June 30, 2014 compared with 7.7 to 1 at March 31, 2014.  At June 30, 2014, the Company’s repurchase agreements had a weighted-average remaining term of approximately 35 days.

The Company uses interest rate swap agreements and Eurodollar futures contracts to synthetically extend the fixed interest period of these liabilities and hedge against the interest rate risk associated with financing the Company’s portfolio.  As of June 30, 2014, the Company had entered into interest rate swaps and Eurodollar futures contracts with effective notional amounts and rates as shown in the following table.

(Dollars in thousands)	Futures Contracts	Futures Contracts Rate	Wtd. Avg. Swap Notional	Swap Rate	Total	Wtd. Avg. Rate
Effective 2014	$1,914,000	0.35%	$8,750,000	1.31%	$10,664,000	1.14%
Effective 2015	7,590,500	0.72%	5,825,000	1.28%	13,415,500	0.96%
Effective 2016	7,104,250	1.99%	3,100,000	0.71%	10,204,250	1.60%
Effective 2017	6,544,000	2.96%	850,000	0.90%	7,394,000	2.72%
Effective 2018	4,260,000	3.65%	50,000	0.98%	4,310,000	3.62%
Effective 2019	1,218,750	4.00%	-	-	1,218,750	4.00%
Effective 2020	1,060,250	4.18%	-	-	1,060,250	4.18%
Effective 2021	347,250	4.25%	-	-	347,250	4.25%

The Company also enters into swaptions (option agreements to enter swaps at future dates) as part of its hedging strategy.  At June 30, 2014, the company had swaptions with the following terms:

				Underlying Swap
Swaption	Cost	Fair Value	Average Months to Expiration	Notional	Average Fixed Pay Rate	Average Receive Rate	Average Term (Years)
Fixed payer	$10,000	$7,321	11	$492,300	2.81%	3 month LIBOR	7

Book Value

The Company’s book value (shareholders’ equity less preferred stock liquidation preference) per share on June 30, 2014 was $22.23, up 1.9% from the per share book value of $21.81 on March 31, 2014.  On a per share basis, the book value at June 30, 2014 consisted of $25.32 of common equity, $(4.79) of retained losses, $2.36 of unrealized gains on agency securities, and $(0.66) of unrealized losses on interest rate swaps.

Conference Call

The Company will host a conference call at 10:00 a.m. ET on Wednesday, July 23, 2014, to discuss financial results for the quarter ended June 30, 2014.  To participate in the event by telephone, please dial (877) 507-4471 five to 10 minutes prior to the start time (to allow time for registration) and ask to join the “Hatteras Financial” conference call.  International callers should dial (412) 317-6040. Canada callers should dial (855) 669-9657.  A digital replay of the call will be available on Wednesday, July 23, 2014 at approximately 12:00 noon ET through Thursday, July 31, 2014 at 9:00 a.m. ET. Dial (877) 344-7529 and enter the conference ID number 10049368.  International callers should dial (412) 317-0088 and enter the same conference ID number.  Canada callers should dial (855) 669-9658. The conference call will also be webcast live over the Internet and can be accessed at Hatteras' web site at www.hatfin.com.  To monitor the live webcast, please visit the web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software.  An audio replay of the event will be archived on Hatteras' web site.

About Hatteras Financial Corp.

Hatteras Financial is a real estate investment trust formed in 2007 to invest in residential mortgage real estate assets. Based in Winston-Salem, N.C., Hatteras is managed and advised by Atlantic Capital Advisors LLC.  Hatteras is a component of the Russell 2000® and 3000® indexes.

Non-GAAP Measures

In addition to the Company’s results presented in accordance with GAAP, this press release includes certain non-GAAP financial information.  Management’s decision to present these supplemental non-GAAP measures arose largely from two developments during 2013: 1) the Company’s cessation of hedge accounting for its interest rates swaps effective September 30, 2013, 2) increased use of Futures Contracts as interest rate hedges, and 3) the Company’s use of TBA dollar rolls, which generate non-traditional investment income and embody off-balance sheet financing.  These changes result in the recognition of material fair value adjustments in net income, as well as line item classifications that make it difficult to clearly explain the economics of the Company’s results and strategies without supplemental disclosures.  The non-GAAP measures the Company employs include effective interest expense, effective net interest margin, core earnings, and certain financial metrics derived from non-GAAP information, such as effective cost of funds and effective leverage.  The Company uses these measures internally to assess its results and financial condition.  Therefore, the Company believes that providing these measures gives users of financial information additional clarity regarding its performance and financial condition, and better enables them to see “through the eyes of management.”

These measures involve differences from results computed in accordance with GAAP, and should be considered supplementary to, and not as a substitute for, the Company’s results computed in accordance with GAAP.  Further, the Company’s definition of these non-GAAP measures may not be comparable to other similarly-titled measures of other companies.  Reconciliations of each non-GAAP measure to its nearest directly comparable measure calculated in accordance with GAAP are included below.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "believe," ”will,” "expect," "intend," "anticipate," "estimate," ”should,” "project" or similar expressions.  You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements.  Forward-looking statements in this press release include, among others, statements about the Company’s MBS portfolio and repurchase agreements, future volatility in the domestic and global economies and interest rates, prepayment rates, future earnings, risks in the portfolio and the Company’s return profile. Factors that may cause actual results to differ materially from current expectations include the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  Accordingly, there is no assurance that the Company's expectations will be realized.  Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Table 1

Hatteras Financial Corp.

Consolidated Balance Sheets

(Dollars in thousands, except share related amounts)
	(Unaudited)
	June 30, 2014	December 31, 2013
Assets
Mortgage-backed securities, at fair value
(including pledged assets of $15,677,054 and $17,049,670 at June 30, 2014	$16,651,220	$17,642,532
and December 31, 2013, respectively)
Cash and cash equivalents	377,350	763,326
Restricted cash	305,082	225,379
Unsettled purchased mortgage-backed securities, at fair value	60,393	-
Receivable for securities sold	152,177	231,214
Accrued interest receivable	52,578	55,156
Principal payments receivable	120,026	95,021
Other investments	41,203	34,910
Derivative assets, at fair value	28,934	26,989
Other assets	4,740	2,833
Total assets	$17,793,703	$19,077,360

Liabilities and shareholders’ equity
Repurchase agreements	$15,019,880	$16,129,683
Dollar roll liability	-	351,826
Payable for unsettled securities	59,811	-
Accrued interest payable	3,148	8,279
Derivative liabilities, at fair value	222,197	167,607
Dividend payable	52,886	52,929
Accounts payable and other liabilities	2,770	2,935
Total liabilities	15,360,692	16,713,259

Shareholders’ equity:
7.625% Series A Cumulative Redeemable Preferred stock, $.001 par value, 25,000,000 shares authorized, 11,500,000 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively ($287,500 aggregate liquidation preference)	278,252	278,252
Common stock, $.001 par value, 200,000,000 shares authorized, 96,516,761 and 96,601,523 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	97	97
Additional paid-in capital	2,452,808	2,453,018
Accumulated deficit	(462,369)	(359,214)
Accumulated other comprehensive income (loss)	164,223	(8,052)
Total shareholders’ equity	2,433,011	2,364,101
Total liabilities and shareholders’ equity	$17,793,703	$19,077,360

Table 2

Hatteras Financial Corp.

Consolidated Statements of Income

(Unaudited)

(Dollars in thousands, except share related amounts)

	Three Months Ended June 30		Six Months Ended June 30
	2014	2013	2014	2013

Interest income:
Interest income on mortgage-backed securities	$89,458	$115,115	$185,765	$239,356
Interest income on short-term cash investments	347	359	629	801
Total interest income	89,805	115,474	186,394	240,157

Interest expense	35,128	52,079	73,579	105,356

Net interest margin	54,677	63,395	112,815	134,801

Operating expenses:
Management fee	4,144	4,714	8,298	9,434
Share based compensation	842	627	1,702	1,256
General and administrative	2,324	1,602	4,471	2,971
Total operating expenses	7,310	6,943	14,471	13,661

Other income (loss):
Net realized gain (loss) on sale of mortgage-backed securities	(4,584)	8,802	2,852	11,302
Gain (loss) on derivative instruments, net	(55,260)	5,485	(96,875)	5,536
Total other income (loss)	(59,844)	14,287	(94,023)	16,838

Net income (loss)	(12,477)	70,739	4,321	137,978
Dividends on preferred stock	5,481	5,480	10,961	10,960
Net income (loss) available to common shareholders	$(17,958)	$65,259	$(6,640)	$127,018

Earnings (loss) per share - common stock, basic	$(0.19)	$0.66	$(0.07)	$1.29

Earnings (loss) per share - common stock, diluted	$(0.19)	$0.66	$(0.07)	$1.29

Dividends per share of common stock	$0.50	$0.70	$1.00	$1.40

Weighted average common shares outstanding, basic	96,515,599	98,830,054	96,560,590	98,828,827

Weighted average common shares outstanding, diluted	96,515,599	98,830,054	96,560,590	98,828,827

Table 3

Hatteras Financial Corp.

Consolidated Statements of Comprehensive Income

(Unaudited)

(Dollars in thousands)

	Three Months Ended June 30		Six Months Ended June 30
	2014	2013	2014	2013

Net income (loss)	$(12,477)	$70,739	$4,321	$137,978

Other comprehensive income:

Net unrealized gains (losses) on securities available for sale	81,034	(627,560)	115,172	(646,412)
Net unrealized gains on derivative instruments	24,636	37,679	57,103	62,725
Other comprehensive income (loss)	105,670	(589,881)	172,275	(583,687)

Comprehensive income (loss)	$93,193	$(519,142)	$176,596	$(445,709)

Table 4

Key Statistics (1)

(Amounts are unaudited and subject to change)

(in thousands, except per share amounts)	Three Months Ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Statement of Income Data
Interest income	$89,805	$96,589	$104,768	$107,343	$115,474
Interest expense	(35,128)	(38,451)	(40,754)	(51,599)	(52,079)
Net interest margin	54,677	58,138	64,014	55,744	63,395

Operating expenses	(7,310)	(7,161)	(7,508)	(6,697)	(6,943)

Other income (loss):
Net realized gain (loss) on sale of mortgage-backed securities	(4,584)	7,436	(68,679)	(225,635)	8,802
Impairment of mortgage-backed securities	-	-	-	(8,102)	-
Gain (loss) on derivative instruments, net	(55,260)	(41,615)	2,205	(77,456)	5,485
Total other income (loss)	(59,844)	(34,179)	(66,474)	(311,193)	14,287

Net income (loss)	(12,477)	16,798	(9,968)	(262,146)	70,739
Dividends on preferred stock	(5,481)	(5,480)	(5,481)	(5,481)	(5,480)
Net income (loss) available to common shareholders	$(17,958)	$11,318	$(15,449)	$(267,627)	$65,259

Earnings (loss) per share, basic and diluted	$(0.19)	$0.12	$(0.16)	$(2.72)	$0.66

Weighted average shares outstanding	96,516	96,606	97,390	98,318	98,830

Distributions per common share	$0.50	$0.50	$0.50	$0.55	$0.70

Key Statistics (2)
Average MBS	$17,019,973	$17,485,685	$19,309,176	$23,825,254	$24,824,334
Average debt (3)	$15,349,322	$15,787,282	$18,013,431	$21,990,508	$22,701,463
Average equity	$2,429,640	$2,405,938	$2,405,778	$2,429,402	$3,034,954
Average portfolio yield	2.10%	2.20%	2.16%	1.80%	1.85%
Average cost of funds	0.92%	0.97%	0.90%	0.94%	0.92%
Interest rate spread	1.18%	1.23%	1.26%	0.86%	0.93%
TBA dollar roll income	$25,622	$20,821	$5,605	$-	$-
Average TBA dollar roll position	$3,393,046	$2,935,689	$803,746	$-	$-
Average portfolio yield, including TBA dollar roll income	2.26%	2.29%	2.19%	1.80%	1.85%
Effective interest expense (4)	$41,959	$43,179	$47,411	$51,599	$52,079
Effective cost of funds (4)	1.09%	1.09%	1.05%	0.94%	0.92%
Effective net interest margin (5)	$73,468	$74,231	$62,962	$55,744	$63,395
Effective interest rate spread (6)	1.17%	1.20%	1.14%	0.86%	0.93%
Core earnings (7)	$60,677	$61,590	$49,973	$43,566	$50,972
Core earnings per share, basic and diluted	$0.63	$0.64	$0.51	$0.44	$0.52
Constant prepayment rate (CPR)	15.4	13.0	14.2	19.7	20.8
Average annual portfolio repayment rate	20.36%	17.66%	19.55%	27.72%	28.10%
Debt to equity (at period end)	6.2:1	6.3:1	7.0:1	7.9:1	9.3:1
Debt to paid-in-capital (at period end) (8)	5.5:1	5.6:1	6.1:1	6.8:1	8.3:1
Effective debt to equity (at period end) (9)	7.4:1	7.7:1	7.3:1	7.9:1	9.3:1

(1)

This table includes non-GAAP financial measures.  See the earlier section on non-GAAP Measures for important disclosures, as well as Tables 10 and 11 which contain reconciliations to the most comparable U.S. GAAP measures.

(2)	The averages presented herein are computed from the Company’s books and records, using daily weighted values. Percentages are annualized, as appropriate.
(3)

Average debt includes borrowings under repurchase agreements and dollar roll liability as presented on the balance sheet.  It does not include off-balance sheet financing related to the Company’s TBA dollar roll position.

(4)

Effective interest expense includes certain interest rate swap adjustments.  Effective cost of funds is effective interest expense for the period on an annualized basis divided by average repurchase agreements and dollar roll liability for the period.  See Table 10.

(5)	Effective net interest margin includes certain interest rate swap adjustments and TBA dollar roll income. See Table 11.
(6)	Effective interest rate spread is the difference between average portfolio yield including TBA dollar roll income and effective cost of funds for the period.
(7)	Core earnings consists of effective interest margin reduced by operating expenses and dividends on preferred stock for the period. See Table 11.
(8)

Our debt to paid-in capital ratio was calculated by dividing the amount outstanding under our repurchase agreements at period    end by the sum of the par value of our common stock and additional paid-in capital at period end.

(9)

Our effective debt to equity ratio was calculated the same as our debt to equity ratio other than to include our off-balance sheet TBA dollar roll liability at period end in the numerator.  Our off-balance sheet TBA dollar roll liability was $2,961,749 as of June 30, 2014.  For 2009 through 2012, effective debt to equity is identical to our debt to equity ratio determined in accordance with GAAP.

Hatteras Financial Corp

(Amounts are unaudited and subject to change)

(Dollars in thousands)

Table 5

Mortgage-backed Securities Portfolio as of June 30, 2014

	Amortized Cost	Gross Unrealized Loss	Gross Unrealized Gain	Estimated Fair Value	% of Total
Agency Securities
Fannie Mae Certificates
ARMs	$9,458,568	$(17,277)	$189,611	$9,630,902	57.8%
Fixed Rate	288,499	-	3,845	292,344	1.8%
Total Fannie Mae	9,747,067	(17,277)	193,456	9,923,246

Freddie Mac Certificates
ARMs	6,514,037	(26,376)	72,439	6,560,100	39.4%
Fixed Rate	166,168	-	1,706	167,874	1.0%
Total Freddie Mac	6,680,205	(26,376)	74,145	6,727,974

Total Agency Securities	$16,427,272	$(43,653)	$267,601	$16,651,220

Table 6

Mortgage-backed Securities—Months to Reset as of June 30, 2014

ARMs

Months to Reset	% of ARM Portfolio	Current Face Value	Wtd. Avg. Coupon	Wtd. Avg. Amortized Purchase Price	Amortized Cost	Wtd. Avg. Market Price	Market Value
0-12	10.5%	$1,591,293	3.27%	$101.95	$1,622,359	$106.58	$1,696,022
13-24	13.5%	2,066,608	3.16%	$102.57	2,119,808	$105.89	2,188,287
25-36	12.0%	1,858,932	2.60%	$102.71	1,909,376	$104.37	1,940,145
37-48	15.0%	2,323,577	2.96%	$102.77	2,387,937	$104.73	2,433,548
49-60	30.9%	4,831,543	2.65%	$102.95	4,974,046	$103.42	4,996,565
61-72	12.9%	2,051,757	2.30%	$103.37	2,120,902	$101.91	2,090,887
73-84	5.2%	808,625	2.88%	$102.34	827,584	$103.23	834,773
109-120	0.0%	10,398	3.30%	$101.88	10,593	$103.63	10,775
Total ARMS	100.0%	$15,542,733	2.79%	$102.77	$15,972,605	$104.17	$16,191,002

Fixed

	Current Face Value	Wtd. Avg. Coupon	Wtd. Avg. Amortized Purchase Price	Amortized Cost	Wtd. Avg. Market Price	Market Value
Total Fixed Rate	$433,856	3.50%	$104.80	$454,667	$106.08	$460,218

Hatteras Financial Corp

(Amounts are unaudited and subject to change)

(Dollars in thousands)

Table 7

Repo Borrowings as of June 30, 2014

		Weighted Average
	Balance	Contractual Rate
Within 30 days	$11,966,137	0.31%
30 days to 3 months	2,553,743	0.31%
3 months to 36 months	500,000	0.51%
	$15,019,880	0.32%

Table 8

Swap Portfolio as of June 30, 2014

		Remaining	Weighted Average
	Notional	Term	Fixed Interest
Maturity	Amount	in Months	Rate in Contract

12 months or less	$3,800,000	7	1.78%
Over 12 months to 24 months	2,700,000	18	1.30%
Over 24 months to 36 months	2,600,000	31	0.91%
Over 36 months to 48 months	800,000	41	0.93%

Total	$9,900,000	19	1.35%

Forward Starting Swaps
included above		Average	Weighted Average
	Notional	Term	Fixed Interest
Cash flow beginning in	Amount	in Months	Rate in Contract

12 months or less	$200,000	44	0.94%

Hatteras Financial Corp

(Amounts are unaudited and subject to change)

(Dollars in thousands)

Table 9

Components of Gain (Loss) on Derivative Instruments, Net

	Three Months Ended June 30		Six Months Ended June 30
	2014	2013	2014	2013
Interest rate swaps – fair value adjustments	$8,525	$-	$24,388	$-
Interest rate swaptions – fair value adjustments	(2,679)	-	(2,679)	-
Interest rate swaps – monthly net settlements	(29,754)	-	(59,166)	-
Futures Contracts – fair value adjustments	(90,005)	5,537	(107,387)	5,537
Futures Contracts – realized gains (losses)	(3,647)	(52)	(22,253)	(1)
TBA dollar roll income	25,622	-	46,443	-
Realized and unrealized gains on TBA dollar rolls	36,678	-	23,779	-
Gain (loss) on derivative instruments, net	$(55,260)	$5,485	$(96,875)	$5,536

Hatteras Financial Corp

(Amounts are unaudited and subject to change)

(Dollars in thousands)

Table 10

Reconciliation of GAAP Interest Expense to

Effective Interest Expense and Effective Cost of Funds

	Three Months Ended
	June 30, 2014		March 31, 2014		Dec. 31, 2013		Sept. 30, 2013		June 30, 2013
	Amount	% (1)	Amount	% (1)	Amount	% (1)	Amount	% (1)	Amount	% (1)

Interest expense	$35,128	0.92%	$38,451	0.97%	$40,754	0.90%	$51,599	0.94%	$52,079	0.92%
Less: reclassification of deferred swap losses included in interest expense (after hedge de-designation)	(22,923)	-0.60%	(24,684)	-0.63%	(24,328)	-0.54%	-	-	-	-
Interest rate swaps – monthly net settlements (after hedge de-designation)	29,754	0.77%	29,412	0.75%	30,985	0.69%	-	-	-	-
Effective interest expense and cost of funds	$41,959	1.09%	$43,179	1.09%	$47,411	1.05%	$51,599	0.94%	$52,079	0.92%

Average repo and dollar roll liability	$15,349,322		$15,787,282		$18,013,431		$21,990,508		$22,701,463

(1) Dollar amount on an annualized basis as a percentage of our average repurchase agreements and dollar roll liability

	Six Months Ended June 30
	2014		2013
	Amount	% (1)	Amount	% (1)
Interest expense	$73,579	0.94%	$105,356	0.94%
Less: reclassification of deferred swap losses included in interest expense (after hedge de-designation)	(47,607)	-0.61%	-	-
Interest rate swaps – monthly net settlements (after hedge de-designation)	59,166	0.76%	-	-
Effective interest expense and cost of funds	$85,138	1.09%	$105,356	0.94%

Average repo and dollar roll liability	$15,567,092		$22,523,131

(1) Dollar amount on an annualized basis as a percentage of our average repurchase agreements and dollar roll liability

Hatteras Financial Corp

(Amounts are unaudited and subject to change)

(Dollars in thousands)

Table 11

Reconciliation of GAAP Net Interest Margin to

Effective Net Interest Margin and Core Earnings

	Three Months Ended
	June 30, 2014	March 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013
Net interest margin	$54,677	$58,138	$64,014	$55,744	$63,395
Less: reclassification of deferred swap losses included in interest expense	22,923	24,684	24,328	-	-
Interest rate swaps – monthly net settlements (after hedge de-designation)	(29,754)	(29,412)	(30,985)	-	-
Dollar roll income	25,622	20,821	5,605	-	-
Effective net interest margin	73,468	74,231	62,962	55,744	63,395
Total operating expenses	(7,310)	(7,161)	(7,508)	(6,697)	(6,943)
Dividends on preferred stock	(5,481)	(5,480)	(5,481)	(5,481)	(5,480)
Core earnings	$60,677	$61,590	$49,973	$43,566	$50,972

Core earnings per common share, basic and diluted	$0.63	$0.64	$0.51	$0.44	$0.52

	Six Months Ended June 30
	2014	2013
Net interest margin	$112,815	$134,801
Less: reclassification of deferred swap losses included in interest expense	47,607	-
Interest rate swaps – monthly net settlements (after hedge de-designation)	(59,166)	-
Dollar roll income	46,443	-
Effective net interest margin	147,699	134,801
Total operating expenses	(14,471)	(13,661)
Dividends on preferred stock	(10,961)	(10,960)
Core earnings	$122,267	$110,180

Core earnings per common share, basic and diluted	$1.27	$1.11

CONTACT:
Hatteras Financial Corp.
Kenneth A. Steele, 336-760-9331
Chief Financial Officer
or
Compass Investor Relations
Mark Collinson, Partner, 714-222-5161
www.compass-ir.com